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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963,
333-20853, 333-52603, 333-80861, 333-39462, 333-57670, 333-63550, 333-97101,
333-107027 and 333-117762) of Applix, Inc. of our report dated March 7, 2003, except for Note 12, as to which the date is March 17, 2003, and Note 9 as to which the date is May 12, 2003, with respect to the consolidated financial statements of Applix, Inc. for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
March 31, 2005